UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
 __________________________________________________
FORM 8-K
 __________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2016
 __________________________________________________
 BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
  __________________________________________________

DELAWARE	001-34658	80-0558025
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA		24504
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (980) 365-4300

  __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
-	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
-	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
-	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 2, 2016, BWX Technologies, Inc. (the “Company”) entered into an amendment to its Credit Agreement dated May 11, 2015 with Bank of America N.A., as Administrative Agent, and certain lenders and letter of credit issuers party thereto (the "Amendment").

Among other changes to the Credit Agreement, the Amendment adds a new US dollar term loan facility in an aggregate principal amount of up to $112.5 million and a new Canadian dollar term loan facility in an aggregate principal amount of up to the equivalent of $137.5 million US dollars (collectively, the "Incremental Term Loans"), neither of which count against the $250 million limit for incremental term loan, revolving credit borrowings and letter of credit commitments contained in the Credit Agreement. Each of the Incremental Term Loans may be drawn in a single drawing at any time prior to December 31, 2016. If drawn, each Incremental Term Loan will mature on June 30, 2020, and the Company will be required to make quarterly amortization payments in an amount equal to 1.25% of the aggregate principal amount of the Incremental Term Loans that are utilized. The proceeds of the Incremental Term Facilities shall be used for working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes.

A commitment fee of 0.175% per year will be charged on the unused commitments for the Incremental Term Loans. If drawn, the interest rates applicable to the Incremental Term Loans will be substantially the same as the interest rates applicable to the existing revolving credit facility and term loan set forth in the original Credit Agreement (except for certain modifications in the Amendment to reflect the eurocurrency rate applicable to the Canadian dollar term loan). In connection with entering into the Amendment, the Company paid certain upfront fees to the lenders that committed to fund Incremental Term Loans, and the Company paid an arrangement fee to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The foregoing summary is qualified in its entirety to the complete text of the Amendment, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Amendment No. 1 to Credit Agreement, dated September 2, 2016, entered into by and among BWX Technologies, Inc., certain lenders and letter of credit issuers executing the signature pages thereto and Bank of America, N.A., as administrative agent, and acknowledged by certain subsidiaries of BWX Technologies, Inc., as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: September 2, 2016

Index to Exhibits

Exhibit No.
10.1
Amendment No. 1 to Credit Agreement, dated September 2, 2016, entered into by and among BWX Technologies, Inc., certain lenders and letter of credit issuers executing the signature pages thereto and Bank of America, N.A., as administrative agent, and acknowledged by certain subsidiaries of BWX Technologies, Inc., as guarantors.